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                                                                 Exhibit 10-E(1)

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                DANA CORPORATION

                                       AND

                               WILLIAM J. CARROLL

                             DATED FEBRUARY 2, 2004

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                                TABLE OF CONTENTS

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SECTION                                                                                                            PAGE
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1.       Employment and Term.....................................................................................     1

2.       Position and Duties of the Executive....................................................................     1
         (a)      Position.......................................................................................     1
         (b)      Scope of Duties................................................................................     2

3.       Compensation............................................................................................     2
         (a)      Salary.........................................................................................     2
         (b)      Additional Compensation........................................................................     3
         (c)      Incentive, Stock and Savings Plans.............................................................     3
         (d)      Retirement and Welfare Benefit Plans...........................................................     3
         (e)      Expenses.......................................................................................     4
         (f)      Fringe Benefits................................................................................     4
         (g)      Office and Support Staff.......................................................................     4
         (h)      Vacation and Other Absences....................................................................     4
         (i)      Certain Retirement and Severance Definitions...................................................     4

4.       Termination of Employment...............................................................................     5
         (a)      Death or Disability............................................................................     5
         (b)      Cause..........................................................................................     5
         (c)      Good Reason....................................................................................     7
         (d)      Notice of Termination..........................................................................     7
         (e)      Date of Termination............................................................................     7

5.       Obligations of the Corporation Upon Termination.........................................................     8
         (a)      Termination Other Than for Cause...............................................................     8
         (b)      Cause; Other Than for Good Reason..............................................................    10
         (c)      Death or Disability............................................................................    10
         (d)      Resolution of Disputes/Right of Election by Executive to Arbitrate or Sue......................    10

6.       Non-exclusivity of Rights...............................................................................    11

7.       Full Settlement.........................................................................................    11

8.       Confidential Information................................................................................    11

9.       Competition.............................................................................................    12

10.      Successors..............................................................................................    13

11.      Amendment or Modification; Waiver.......................................................................    13

12.      Miscellaneous...........................................................................................    13
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                  EMPLOYMENT AGREEMENT (the "Agreement") made effective as of the 2nd day of February, 2004, by and between DANA CORPORATION, a Virginia corporation whose principal place of business is located at 4500 Dorr Street,
Toledo, Ohio (the "Corporation"), and William J. Carroll (the "Executive");

                  WHEREAS, the Executive is an executive officer of the Corporation and is currently serving as Acting President and Acting Chief
Operating Officer in addition to his duties as President - Automotive Systems
Group; and

                  WHEREAS, the Corporation wishes to assure itself of the continuing services of the Executive as an executive officer of the Corporation during the period of employment hereunder by providing him with the definitive employment terms set forth in this Agreement; and

                  WHEREAS, the Executive is willing to commit himself to remain in the employ of the Corporation during such period on the terms and conditions set forth herein, and to forego opportunities elsewhere during such period; and

                  WHEREAS, the parties have entered into a Change of Control
Agreement, dated December 8, 1997 (such Change of Control Agreement, as the same may be amended and/or restated from time to time, or any successor agreement thereto, shall be referred to herein as the "Change of Control Agreement"); and

                  WHEREAS, the parties intend for this Agreement to operate until terminated in accordance with the terms hereof or, if earlier, until the occurrence of a Change of Control (as defined in the Change of Control
Agreement) as more fully set forth herein;

                  NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

1.       Employment and Term.

         (a) The Corporation agrees to continue the employment of the Executive, and the Executive agrees to remain in the employ of the Corporation, in accordance with the terms and provisions of this Agreement, for the period set forth below (the "Employment Period").

         (b) The Employment Period under this Agreement shall commence as of February 2, 2004, and, subject to the provisions of Section 4 below relating to termination of employment, shall continue until the close of business on October 21, 2005. Notwithstanding the foregoing, this Agreement shall be superceded and cease to have any effect if a Change of Control of the Corporation (as defined in the Change of Control Agreement) occurs during the Employment Period, in which case the Change of Control Agreement shall become fully operative in accordance with its terms.

2.       Position and Duties of the Executive.

         (a) Position. During the Employment Period, the Executive shall be an executive officer of the Corporation, initially serving as its Acting
President and Acting Chief Operating

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Officer and President - Automotive Systems Group, with such duties and reporting responsibilities as the Board of Directors of the Corporation (the "Board") shall determine, subject to the provisions of the next succeeding sentence of this Section 2(a). The Executive hereby agrees that the Board (or the executive officer of the Corporation to whom the Executive reports) may, at any time, without the Executive's consent, change the Executive's office(s), title(s), reporting responsibility, and duties or responsibilities as in effect on the date of this Agreement, so long as the Executive shall continue to serve as an executive officer of the Corporation, as designated by the Board.

                  During the Employment Period the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and re-elected, as an officer or director, or both, of any Subsidiary, division or Affiliate of the Corporation.

                  For all purposes of this Agreement, (i) a "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (ii) an "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control," "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         (b)      Scope of Duties. Throughout the Employment Period the
Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for the following activities, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement or violate Sections 8 or 9 of this Agreement:

                  (i) serving as a director or member of a committee or any organization involving no conflict of interest with the interests of the Corporation;

                  (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions;

                  (iii)    engaging in charitable and community activities; and

                  (iv)     managing his personal investments.

3.       Compensation.

                  The Executive shall receive the following compensation for his services:

         (a) Salary. During the Employment Period, the Executive shall be paid an annual base salary of no less than $620,000, with such increases as shall be awarded from time to time in accordance with the Corporation's regular administrative practices of other salary increases

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applicable to executives of the Corporation or other upward adjustments as the
Board (or the Compensation Committee thereof) deems to be necessary or desirable, subject to any and all required withholdings and deductions for Social Security, income taxes and the like (the "Annual Base Salary"). During the Employment Period, the Annual Base Salary shall be payable in regular installments, no less frequently than monthly. Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Corporation under this Agreement.

         (b)      Additional Compensation. During the Employment Period, the
Executive shall be eligible to receive annual short-term incentive awards or bonuses (such award or bonus is hereinafter referred to as "Short-Term Award" or "Annual Bonus") from the Dana Corporation Additional Compensation Plan, and from any successor or replacement plan (the Dana Corporation Additional Compensation
Plan and such successor or replacement plans being referred to herein collectively as the "ACP"), in accordance with the terms thereof. Each Annual
Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the receipt of such Annual Bonus is deferred in accordance with the terms of the ACP.

         (c)      Incentive, Stock and Savings Plans. During the Employment
Period, the Executive shall be and continue to be a full participant in the Dana
Corporation Amended and Restated Stock Incentive Plan, the ACP (providing for
Short-Term Awards) and in any and all other incentive, stock, savings or retirement plans, practices or policies in which executives of the Corporation participate that are in effect on the date hereof and that may hereafter be adopted, including, without limitation, any stock option, stock purchase or stock appreciation plans, or any successor plans that may be adopted by the Corporation with at least the same reward opportunities, if any, that have heretofore been provided to the Executive. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the practice of the Corporation on or after the date of this Agreement.

         (d) Retirement and Welfare Benefit Plans. The Executive, his dependents and Beneficiary (as defined below), including, without limitation, any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Pension and Retirement Program of the Corporation, as defined in Section 3(i)(ii) below, shall be entitled to all payments and benefits and service credit for benefits during the Employment
Period to which other senior executives of the Corporation (other than the Chief Executive Officer), their dependents and their beneficiaries are entitled under the terms of employee retirement and welfare benefit plans and practices of the Corporation, including, without limitation, the Pension and Retirement
Program of the Corporation, the Corporation's Savings and Investment Plan, its
Stock Purchase Plan, its Stock Award Plan, its Income Protection Plan for
Management and Certain Other Employees providing layoff and severance benefits, its 1989 and 1999 Restricted Stock Plans, its Excess Benefits Plan, its
Supplemental Benefits Plan, its death benefit plans (consisting of its Group
Insurance Plan for Management Employees providing life insurance, accidental death and dismemberment insurance, and travel accident insurance), its disability benefit plans (consisting of its salary continuation, sickness and accident and long-term disability benefits programs), its medical, dental and health and welfare plans and other present or equivalent successor plans and practices of the Corporation, its Subsidiaries and divisions, for active and retired employees, for which senior executive officers (other than the

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Chief Executive Officer), their dependents and beneficiaries, are eligible, and to all payments or other benefits under any such plan or practice subsequent to the Employment Period as a result of participation in such plan or practice during the Employment Period. The term "Beneficiary" as used in this Agreement shall, in the event of the death of the Executive, mean an individual or individuals and/or an entity or entities, including, without limitation, the Executive's estate, duly designated on a form filed with the Corporation by the Executive to receive any amount that may be payable after his death or, if no such individual, individuals, entity or entities has or have been so designated, or is at the time in existence or able to receive any such amount, the Executive's estate.

         (e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the polices, practices and procedures of the Corporation and its Subsidiaries and Affiliates from time to time in effect, commensurate with his position and on a basis at least comparable to that of other senior executives of the Corporation other than the Chief Executive
Officer.

         (f) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, the business and personal use of an automobile, and payment or reimbursement of club initiation fees and dues, in accordance with the plans, practices, programs and policies of the Corporation and its Subsidiaries and Affiliates from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of the Corporation other than the Chief
Executive Officer.

         (g)      Office and Support Staff. During the Employment Period, the
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, commensurate with his position and at least comparable to those received by other senior executives of the Corporation other than the Chief
Executive Officer.

         (h)      Vacation and Other Absences. During the Employment Period, the
Executive shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Corporation and its Subsidiaries and Affiliates in effect from time to time, commensurate with his position and at least comparable to those received by other senior executives of the Corporation other than the Chief Executive Officer.

         (i)      Certain Retirement and Severance Definitions.

                  (i) The term "Severance Compensation" shall mean the sum of (1) one-twelfth (1/12) of the Annual Base Salary provided in Section
         3(a) at the rate being paid at the time the Executive's termination of employment occurred, and (2) one-twelfth (1/12) of the Executive's target annual bonus in effect under the ACP for the fiscal year in which the termination occurs, provided, however, that, solely for purposes of determining the Executive's benefit under the Pension and Retirement Program of the Corporation, with respect to 1994 and subsequent years' Annual Bonuses, only that portion of the

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         Executive's Annual Bonus as does not exceed 125% of his Annual Base
         Salary shall be considered.

                  (ii)     The term "Pension and Retirement Program of the
         Corporation" shall mean the Dana Corporation Retirement Plan, the Dana
         Corporation Excess Benefits Plan, the Dana Corporation Supplemental
         Benefits Plan, and any other supplemental, early retirement and similar plan or plans of the Corporation, its Subsidiaries and Affiliates, providing for pension or retirement benefits that may be applicable to the Executive and that are in effect on the date hereof or may hereafter be adopted or substituted for any such plan, but exclusive of the Dana Corporation Savings and Investment Plan and any similar plan or plans.

                  (iii) The term "Service" shall mean employment as an employee by the Corporation, any Subsidiary or Affiliate thereof or any corporation the capital stock or assets of which have been acquired by, or which has been merged into or consolidated with the Corporation or any Subsidiary or Affiliate thereof.

4.       Termination of Employment.

         (a)      Death or Disability.

                  (i) The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                  (ii) If the Corporation determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 12(b) below of its intention to terminate the Executive's employment. In such event, the Employment Period shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided, that within the
         30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. The Corporation may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for "Cause" only

                  (i) if termination of his employment shall have been the result of his conviction of, or plea of guilty or nolo contendere to, the charge of having committed a felony (whether or not such conviction is later reversed for any reason), or

                  (ii) if there has been a breach by the Executive during the Employment Period of the provisions of Section 2(b), relating to the time to be devoted to the affairs of the

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         Corporation, or of Section 9, relating to confidential information, and such breach results in demonstrably material injury to the Corporation, and, with respect to any alleged breach of Section 2(b) hereof, the
         Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Corporation pursuant to resolution duly adopted by the Board after notice to the Executive and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter;

provided, that there shall have been delivered to the Executive a certified copy of a resolution of the Board adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraph (i) or (ii) above, specifying the particulars thereof in detail.

                  Anything in this Section 4(b) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Corporation for Cause if termination of his employment took place

                  (1) as the result of bad judgment or negligence on the part of the Executive, or

                  (2) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Corporation, or

                  (3) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws of the Corporation, or (B) the laws of the State of Virginia, or (C) the directors' and officers' liability insurance of the Corporation, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or

                  (4) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board
                           (other than the Executive, if he is then a member of the Board), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or

                  (5) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board (other than the Executive, if he is then a member of the Board) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

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         (c)      Good Reason. During the Employment Period, the Executive may
terminate his employment for Good Reason. For purposes of this Agreement, "Good
Reason" shall mean the breach by the Corporation of the provisions of Section
2(a) or 3(a)-(h), which is not remedied within 30 days after receipt by the
Corporation of written Notice of Termination from the Executive; provided, that
(i) the Executive shall have provided a written Notice of Termination to the
Corporation, attention of the Secretary, given within 90 days following the occurrence of the event giving rise to the assertion of Good Reason and (ii)
such written Notice of Termination provides for a Date of Termination not less than 30 days nor more than 60 days after receipt by the Corporation of such
Notice of Termination, unless the Corporation shall agree to an earlier Date of
Termination.

                  An election by the Executive to terminate his employment given under this Section 4(c) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Corporation.

         (d) Notice of Termination. Any termination by the Corporation for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) below. For purposes of this Agreement, a "Notice of Termination" means a written notice which

                  (i) indicates the specific termination provision in this Agreement relied upon,

                  (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and

                  (iii) specifies the Date of Termination (as defined in Section 4(e) below).

         (e)      Date of Termination. "Date of Termination" means

                  (i) if the Executive's employment is terminated by the Corporation for Cause, the later of the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

                  (ii) if the Executive's employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination,

                  (iii) if the Executive's employment is terminated by the Corporation other than for Cause or Disability, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination and

                  (iv) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

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5.       Obligations of the Corporation Upon Termination.

         (a) Termination Other Than for Cause, Death or Disability. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate his employment for Good Reason (termination in any such case referred to as "Termination"), subject to and conditioned upon the execution by the Executive of, and his not subsequently revoking, a release substantially in the form attached hereto as Exhibit A:

                  (i) the Corporation shall pay the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of

                  (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,

                  (2) to the extent that Annual Bonus has not been paid to the Executive in respect of the fiscal year in which the Date of Termination occurs, the product of (x) the Executive's target annual bonus in effect under the ACP as of the Date of Termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and

                  (3)      any compensation previously deferred by the Executive
                           (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued
                           Obligations"); and

                  (ii) the Corporation shall pay to the Executive an amount equal to the aggregate Severance Compensation that would be payable for the period from the Date of Termination through the end of the Termination Period (as defined below) payable, in the discretion of the Compensation Committee of the Board, either in a lump sum within 30 days after the Date of Termination or in installments commencing at the end of the month next following the Date of Termination and at the end of each month thereafter for the period from the Date of Termination until the earlier to occur of (x) the second anniversary of the Date of Termination and (y) the end of the month in which the death of the Executive shall have occurred (such period to be called the "Termination Period"); provided, however, that such amount shall be reduced (but not below zero) by any other amounts payable to the Executive in respect of salary or bonus continuation to be received by the Executive under any severance plan, policy or arrangement of the Corporation; and

                  (iii) During the Termination Period, or such longer period as any plan, program, practice or policy may provide, the Corporation shall continue benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(d) above if the Executive's employment had not been terminated

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

         in accordance with the most favorable plans, practices, programs or policies of the Corporation and its Subsidiaries and Affiliates as in effect and applicable generally to other senior executives (other than the Chief Executive Officer) of the Corporation and its Subsidiaries and Affiliates and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives (other than the Chief Executive
         Officer) of the Corporation and its Subsidiaries and Affiliates and their dependents, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Termination Period and to have retired on the date of the end of the Termination Period. To the extent that any benefits referred to in this Section 5(a)(iii) shall not be payable or provided under any such plan by reason of the Executive's no longer being an employee of the Corporation as the result of Termination, the Corporation shall itself pay, or provide for payment of, such benefits and the service credit for benefits provided for in
         Section 5(a)(iv) below, to the Executive, his dependents and Beneficiary; and

                  (iv) The period from the Date of Termination until the end of the Termination Period shall be considered:

                  (1) Service with the Corporation for the purpose of continued credits under the employee benefit plans referred to in Section 3(d) above and all other benefit plans of the Corporation applicable to the Executive, his dependents or his Beneficiary as in effect immediately prior to Termination but prior to any reduction of benefits thereunder as the result of amendment or termination during the Employment
                           Period; and

                  (2) Employment with the Corporation for purposes of determining payments and other rights in respect of awards made or accrued and award opportunities granted prior to Termination under the executive incentive plans referred to in Section 3(c) above and all other incentive plans of the Corporation in which the Executive was a participant prior to Termination;
                           and

                  (v) to the extent not theretofore paid or provided, the Corporation shall timely pay or provide to the Executive and/or the Executive's dependents and/or heirs any other amounts or benefits required to be paid or provided to the Executive and such individuals under any plan, program, policy or practice of the Corporation and its Subsidiaries and Affiliates as in effect and applicable generally to other senior executives (other than the Chief Executive Officer) of the Corporation and its Subsidiaries and Affiliates and their dependents and/or heirs during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally thereafter with

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

         respect to other senior executives (other than the Chief Executive
         Officer) of the Corporation and its Subsidiaries and Affiliates and their dependents and/or heirs (such other amounts and benefits shall be referred to below as the "Other Benefits").

         (b) Cause; Other Than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, the Corporation shall have no further obligations to the Executive under this Agreement other than the obligation to pay through the Date of Termination the Executive's Annual Base Salary, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and accrued vacation pay, in each case to the extent not theretofore paid, and any other amounts or benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation. If the Executive terminates employment during the Employment
Period, excluding a termination for Good Reason, the Corporation shall have no further obligations to the Executive, other than to pay through the Date of Termination the Executive's Annual Base Salary, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and accrued vacation pay, in each case to the extent not theretofore paid, any other benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation.

         (c)      Death or Disability.

                  (i) In the event of the death of the Executive during the Employment Period, the legal representative of the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above for the month in which death shall have taken place, at the rate being paid at the time of death, and the Employment Period shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect of the Executive's death.

                  (ii) In the event of the Disability of the Executive during the Employment Period, the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above, at the rate being paid on the Disability Effective Date, for the period of such Disability but not in excess of six months. The amount of any payments due under this Section 5(c)(ii) shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Corporation or of any Subsidiary or Affiliate thereof.

         (d)      Resolution of Disputes/Right of Election by Executive to
Arbitrate or Sue. In the event that the Executive's employment shall be terminated by the Corporation during the Employment Period and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under Section 4(c) above shall be questioned by the Corporation, or the Corporation shall withhold payments or provision of benefits for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration within the Toledo, Ohio area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Corporation or to institute a judicial proceeding, in either case within ninety days after having received notice of termination

                                      -10-


of his employment or notice in any form that the termination of his employment under Section 4(c) above is subject to question or that the Corporation is withholding or proposes to withhold payments or provision of benefits.

6.       Non-exclusivity of Rights.

                  Except as provided in Sections 5(a), 5(b) and 5(c) above, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Corporation or any of its Subsidiaries and Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the Corporation or any of its Subsidiaries and Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Corporation or any of its Subsidiaries and Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7.       Full Settlement.

                  The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(iii) above, such amounts shall not be reduced whether or not the Executive obtains other employment.

8.       Confidential Information.

         (a) The Executive agrees not to disclose, either while in the Corporation's employ or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Board, any confidential information obtained by him while in the employ of the Corporation, including, without limitation, information relating to any of the Corporation's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or from disclosure required by law or Court order. The agreement herein made in this Section 8(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, its Subsidiaries and Affiliates.

         (b) The Executive also agrees that upon leaving the Corporation's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, and he will surrender to the Corporation any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Corporation.

9.       Competition.

         (a) The Executive agrees that he will not engage in Competition at any time (i) during the Employment Period or (ii) during the twenty-four (24) month period immediately following the termination of the Executive's employment hereunder if the Executive is entitled to and receives Severance Compensation pursuant to Section 5(a) above.

         (b) The word "Competition" for the purposes of this Agreement shall mean

                  (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products, which constituted 15% or more of the sales of the Corporation and its Subsidiaries and Affiliates during the last fiscal year of the Corporation preceding the termination of the Executive's employment, in any geographical area in which the Corporation, its Subsidiaries or Affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Corporation within the meaning of this
         Section 9,

                  (ii) soliciting any person who is a customer of the businesses conducted by the Corporation and its Subsidiaries and Affiliates, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during the term of this Agreement on behalf of a business described in clause (i) of this Section 9(b),

                  (iii) inducing or attempting to persuade any employee of the Corporation or any of its Subsidiaries or Affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this Section 9(b), or

                  (iv) making or publishing any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers, employees or the operations or products of the Corporation or any of its Subsidiaries or Affiliates, except to the extent the Executive, during the Employment Period, makes the statement to employees or other representatives of the Corporation or any of its Subsidiaries or Affiliates in furtherance of the Corporation's business and the performance of his services hereunder.

         (c) If, at any time, the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope, the provisions of this Section 9 shall be divisible and shall become immediately amended to cover only such area, duration or scope as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

10.      Successors. Except as otherwise provided herein,

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this Section 10.

         (b) This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, any corporation or corporations acquiring, directly or indirectly, 50% or more of the outstanding securities of the Corporation, or all or substantially all of the assets of the Corporation, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the Corporation" for the purposes of this Agreement), but shall not otherwise be assignable by the Corporation.

11.      Amendment or Modification; Waiver.

                  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board or any authorized committee of the Board and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

12.      Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                                      Copy to:

Mr. William J. Carroll                                    Mr. William J. Carroll
c/o Dana Corporation                                      P.O. Box 1000
4500 Dorr Street                                          Toledo, Ohio 43697
Toledo, Ohio  43615

If to the Corporation:

Dana Corporation
4500 Dorr Street
Toledo, Ohio  43615
Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as it determines is required to be withheld pursuant to any applicable law or regulation.

         (e) When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Corporation" shall be deemed to include all wholly-owned Subsidiaries of the Corporation.

         (f) This instrument contains the entire agreement of the parties concerning the subject matter, and all promises, representations, understandings, arrangements and prior agreements concerning the subject matter are merged herein and superseded hereby; provided, however, that this Agreement shall not affect or supercede the Change of Control Agreement, which shall operate in accordance with its terms concurrently with this Agreement and shall supercede this Agreement upon the occurrence of a Change of Control as defined in the Change of Control Agreement.

         (g) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

         (h) The Executive shall not have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under this Agreement.

         (i) All payments to be made under this Agreement shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement.

         (j) The Corporation and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Corporation and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

         (k) Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive or any other person.

         (l) To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the Corporation.

         (m) In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his Beneficiary.

         (n) If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

         IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Corporation have caused this Agreement to be executed as of the day and year first above written.

                                       DANA CORPORATION

                                       By /s/ G. H. Hiner
                                          --------------------------------------
                                       Acting Chairman of the Board of Directors

                                       By /s/ R. B. Priory
                                          --------------------------------------
                                       Chairman of the Compensation Committee of
                                       the Board of Directors

Attest___________________

                                       /s/ William J. Carroll
                                       ---------------------------------------
                                       William J. Carroll

                        EXHIBIT A TO EMPLOYMENT AGREEMENT
                       MADE AS OF FEBRUARY 2, 2004 BETWEEN
                     DANA CORPORATION AND WILLIAM J. CARROLL

                            FORM OF RELEASE AGREEMENT

         This Release Agreement ("Release") is entered into as of this ______day of ________, hereinafter "Execution Date", by and between [Executive Full Name] (hereinafter "Executive"), and [Employer Full Name] and its successors and assigns (hereinafter, the "Corporation"). The Executive and the Corporation are sometimes collectively referred to as the "Parties".

1. The Executive's employment with the Corporation is terminated effective [Month, Day, Year] (hereinafter "Termination Date"). The Corporation agrees to provide the Executive the severance benefits provided for in his Employment Agreement with the Corporation, dated as of [ ] (the "Agreement"), after he executes this Release and the Release becomes effective pursuant to its terms [FOR 40+ and does not revoke it as permitted in Section 4 below, the expiration of such revocation period being the "Effective Date")].

2. Executive represents that he has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to his employment with, or resignation from, the Corporation[; provided, however, that nothing contained in this Section 2 shall prohibit Executive from bringing a claim to challenge the validity of the ADEA Release in Section 4 herein]. In consideration of the benefits described in Section 1, for himself and his heirs, administrators, representatives, executors, successors and assigns (collectively, "Releasers"), Executive agrees to release the Corporation, its subsidiaries, affiliates, and their respective parents, direct or indirect subsidiaries, divisions, affiliates and related companies or entities, regardless of its or their form of business organization, any predecessors, successors, joint ventures, and parents of any such entity, and any and all of their respective past or present shareholders, partners, directors, officers, employees, consultants, independent contractors, trustees, administrators, insurers, agents, attorneys, representatives and fiduciaries, including without limitation all persons acting by, through, under or in concert with any of them (collectively, the "Released Parties"), from any and all claims, charges, complaints, causes of action or demands relating to his employment or termination of employment that Executive and his Releasers now have or have ever had against the Released Parties, whether known or unknown. This Release specifically excludes claims, charges, complaints, causes of action or demand that (a) post-date the Termination Date, (b) relate to unemployment compensation claims, (c) involve rights to benefits in which Executive is vested as of the Termination Date under any employee benefit plans and arrangements of the Corporation, (d) relate to claims for indemnification by Employee, or (e) involve obligations owed to Executive by the Corporation under the Agreement.

3. The Corporation, on its own behalf and on behalf of the Released Parties, hereby releases Executive from all claims, causes of actions, demands or liabilities which arose against the Executive on or before the time it signs this Agreement, whether known or unknown. This Paragraph, however, does not apply to or adversely affect any claims against Executive which allege or involve obligations owed by him to the Corporation under the Agreement.

    The Corporation will indemnify Executive for reasonable attorneys' fees, costs and damages which may arise in connection with any proceeding by the Corporation or any Released Party which is inconsistent with this Release by the Corporation and the Released Parties.

4. [FOR EMPLOYEES OVER 40 ONLY -- In further recognition of the above, Executive hereby voluntarily and knowingly waives all rights or claims that he may have against the Released Parties arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), other than any such rights or claims that may arise after the date of execution of this Release. Executive specifically agrees and acknowledges that: (A) the release in this Section 4 was granted in exchange for the receipt of consideration that exceeds the amount to which he would otherwise be entitled to receive upon termination of his employment; (B) he has hereby been advised in writing by the Corporation to consult with an attorney prior to executing this Release; (C) the Corporation has given him a period of up to twenty-one (21) days within which to consider this Release, which period shall be waived by the Executive's voluntary execution prior to the expiration of the twenty-one day period, and he has carefully read and voluntarily signed this Release with the intent of releasing the Released Parties to the extent set forth herein; and (D) following his execution of this Release he has seven (7) days in which to revoke his release as set forth in this Section 4 only and that, if he chooses not to so revoke, the Release in this Section 4 shall then become effective and enforceable and the payment listed above shall then be made to him in accordance with the terms of this Release. To cancel this Release, Executive understands that he must give a written revocation to the General Counsel of the Corporation at [ ](1), either by hand delivery or certified mail within the seven-day period. If he rescinds the Release, it will not become effective or enforceable and he will not be entitled to any benefits from the Corporation.]

5. If any provision of this Release is held invalid, the invalidity of such provision shall not affect any other provisions of this Release. This Release is governed by, and construed and interpreted in accordance with the laws of the State of [ ], without regard to principles of conflicts of law. Executive consents to venue and personal jurisdiction in the State of [ ] for disputes arising under this Release. This Release represents the entire understanding with the Parties with respect to subject matter herein, and no other inducements or representations have been made or relied upon by the Parties. This Release shall be binding upon and inure to the benefit of Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this Section 5. Any modification of this Release must be made in writing and be signed by Executive and the Corporation.

ACCEPTED AND AGREED TO:

_________________________________           ____________________________________
[Employer Full Name]                        [Executive Full Name]

         Dated:________________________________ Dated:__________________________

----------
(1) Insert address.